                                                                    Exhibit 99.1

(LEAP LOGO)

Bock Communications, Inc.                                         Leap contacts:
Stacee Lewis, Media Relations                    Kristin Atkins, Media Relations
714-540-1030 ext. 19                                                858-882-9105
slewis@bockpr.com                                       katkins@leapwireless.com

                                                  Jim Seines, Investor Relations
                                                                    858-882-6084
                                                        jseines@leapwireless.com

              LEAP REPORTS RESULTS FOR FIRST FISCAL QUARTER OF 2004
 ~ Company Reports Significant Year-over-Year Improvement in Operating Metrics ~

SAN DIEGO - May 17, 2004 - Leap Wireless International, Inc., a leading provider of innovative and value-driven wireless communications services, today announced strong financial and operating results for the first quarter of 2004, which reflect broadly improved performance across the Company's operations. Total consolidated revenues for the first quarter were $206.8 million, representing a 12% increase over the $183.8 million total consolidated revenues reported for the first quarter of 2003. Consolidated operating loss for the first quarter was $22.3 million, representing an improvement of 65% over the $63.9 million consolidated operating loss reported for the first quarter of 2003. Consolidated net loss for the first quarter was $28.0 million, representing an improvement of 79% over the $133.5 million consolidated net loss reported for the first quarter of 2003. Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2004 was $51.2 million, representing a 311% increase over the consolidated EBITDA of $12.5 million for the first quarter of 2003. Leap's Cricket operations added approximately 65,700 net new subscribers during the first quarter to end the period with approximately 1,538,000 total customers, and had a customer churn rate of 3.1%.

"Throughout the Company's restructuring process, we have maintained a disciplined focus on improving our financial performance while remaining committed to strengthening our business through the development of new products and services," said Doug Hutcheson, Leap's executive vice president and CFO. "Recently completed internal research indicates that 43% of Cricket customers do not have traditional wireline phone service at home, up from 37% as measured in May 2003 and from 26% as measured in June 2002. Our continued leadership position in the wireless industry's trend toward landline displacement, combined with the operational and financial results we have delivered for the first quarter of 2004, demonstrate that we continue to

Leap Reports Results for First Fiscal Quarter of 2004               Page 2 of 14

(LEAP LOGO)

make strong progress in positioning our company for long-term success in the telecommunications marketplace."

Key operational and financial performance measures for the first quarter of 2004 were as follows:

- Average revenue per user per month (ARPU), based on service revenue, was approximately $37.45, an improvement of $2.33 from the ARPU of $35.12 for the first quarter of 2003.

- Overall non-selling cash costs per user per month (CCU) for Leap's consolidated business was approximately $20.08, an improvement of $3.68 from the CCU of $23.76 for the first quarter of 2003.

- Cost per gross customer addition (CPGA) was approximately $124, an improvement of $53 from the CPGA of approximately $177 for the first quarter of 2003.

- Churn was approximately 3.1%, an improvement of 1% from the churn of approximately 4.1% for the first quarter of 2003.

- Average minutes of use per customer per month (MOU) was approximately 1,500, compared to an average minutes of use per customer per month of approximately 1,350 for the first quarter of 2003.

- Cash paid for property and equipment (cash capital expenditures) was $16.2 million for the first quarter of 2004.

As a result of the adoption of Emerging Issues Task Force (EITF) Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" on July 1, 2003, the Company began recognizing activation fees immediately as equipment revenue, which reduced ARPU and CPGA by $0.75 and $28, respectively, for the three months ended March 31, 2004, compared to the ARPU and CPGA results that would have been reflected if EITF Issue No. 00-21 had not been adopted.

"Over the past year we have focused on lowering our fixed cost structure, and our performance during the first quarter reflects the results of this process," said Glenn Umetsu, Leap's executive vice president and COO. "While we have benefited from a traditionally strong first quarter which had a positive impact on both customer growth and churn rates, we expect to continue

Leap Reports Results for First Fiscal Quarter of 2004               Page 3 of 14

(LEAP LOGO)

exploring every opportunity to improve the operational efficiencies and growth potential of our business."

As previously announced, Leap, Cricket and substantially all of their subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on April 13, 2003 in the U.S. Bankruptcy Court for the Southern District of California, in San Diego, Calif. In October 2003, the Bankruptcy Court entered an order confirming the Company's Fifth Amended Joint Plan of Reorganization, clearing the way for the Company to complete its financial restructuring and emerge from Chapter 11. Consummation of the Plan of Reorganization is subject to compliance with the terms and conditions set forth in the Plan, including receipt of the required regulatory approval from the Federal Communications Commission.

The existing stockholders of Leap will not receive any distribution under the Plan of Reorganization, and the existing stock, options and warrants of Leap Wireless International, Inc. will be cancelled on the effective date of the Plan. The full text of the Company's Plan of Reorganization can be found under the Restructuring Overview/Legal Documents section of the Company's website, www.leapwireless.com.

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative communications services for the mass market. Leap pioneered the Cricket Comfortable Wireless(R) service that lets customers make all of their local calls from within their local calling area and receive calls from anywhere for one low, flat rate. For more information, please visit www.leapwireless.com

ABOUT CRICKET SERVICE

Cricket(R) service is an affordable wireless alternative to traditional landline service and appeals to customers who want the most affordable, predictable and best wireless value. With a commitment to value, predictability and simplicity as the foundation of its business, Cricket designs and markets wireless products to meet the needs of everyday people. Cricket(R) service is available in 39 markets in 20 states across the country stretching from New York to California. For more information, please visit www.mycricket.com.

Leap Reports Results for First Fiscal Quarter of 2004               Page 4 of 14

(LEAP LOGO)

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company's financial performance that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the consolidated statement of operations or consolidated statement of cash flows; or
(b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer focused performance metrics that are widely used in the telecommunications industry. EBITDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measure can be found in the section entitled "Notes to Condensed Consolidated Financial Statements" included at the end of this release.

Except for the historical information contained herein, this news release contains "forward-looking statements" reflecting management's current forecast of certain aspects of Leap's future. Some forward-looking statements can be identified by forward-looking words such as "believe," "think," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:

- limitations on our ability to predict the future performance and actions of Leap because we will have new stockholders and a new Board of Directors if and when we emerge from bankruptcy, and we expect that a new CEO will be appointed in the near future. Changes in management or direction implemented by the new stockholders, the new Board or new management may cause actual results to differ materially from those anticipated or implied in our forward-looking statements;

- our ability to obtain approval from the Federal Communications Commission, or FCC, for the change of control of our wireless licenses that will occur upon our emergence from bankruptcy, and our ability to successfully implement our Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003, including certain technical amendments thereto, referred to herein as the Plan of Reorganization,

Leap Reports Results for First Fiscal Quarter of 2004               Page 5 of 14

(LEAP LOGO)

         which has been confirmed by the United States Bankruptcy Court for the Southern District of California, or the Bankruptcy Court;

-        our ability to continue as a going concern;

- our ability to obtain Bankruptcy Court approval with respect to motions prosecuted by us in our Chapter 11 cases from time to time;

- risks associated with third parties seeking and obtaining Bankruptcy Court approval to convert the Chapter 11 cases of Leap, Cricket and substantially all of their subsidiaries to Chapter 7 cases if our Plan of Reorganization does not become effective in a timely fashion;

- the potential continuing adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Leap and Cricket and on our ability to predict future customer growth and other key operating metrics;

- our ability to attract and retain customers in an extremely competitive marketplace;

- our ability to attract, motivate and/or retain an experienced workforce;

- changes in economic conditions that could adversely affect the market for wireless services;

- rulings or actions by courts or the FCC adversely affecting our rights to own and/or operate certain wireless licenses, or changes in our ownership that could adversely affect our status as an "entrepreneur" under FCC rules and regulations;

-        failure of network systems to perform according to expectations;

- global political unrest, including the threat or occurrence of war or acts of terrorism; and

- other factors detailed in the section entitled "Risk Factors" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2004 and in our other SEC filings.

The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Leap and the Leap logo design are trademarks of Leap Wireless International, Inc. Cricket and Comfortable Wireless are registered trademarks of Cricket Communications, Inc. Cricket +1, Cricket +2, Cricket Unlimited and Cricket Multi Value Plan are trademarks of Cricket Communications, Inc.

Leap Reports Results for First Fiscal Quarter of 2004               Page 6 of 14

(LEAP LOGO)

                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                                      MARCH 31,       DECEMBER 31,
                                                                        2004             2003
                                                                     -----------     -------------
ASSETS
Cash and cash equivalents .......................................    $    94,472     $      84,070
Short-term investments ..........................................         80,251            65,811
Restricted cash, cash equivalents and short-term investments(1)..         55,671            55,954
Funds distributed to Leap Creditor Trust(2) .....................         68,790            67,800
Inventories .....................................................         19,042            17,680
Other current assets ............................................         46,153            39,145
                                                                     -----------     -------------
     Total current assets .......................................        364,379           330,460
Property and equipment, net .....................................        760,769           817,075
Wireless licenses, net ..........................................        560,056           560,056
Other assets ....................................................         53,447            49,252
                                                                     -----------     -------------
     Total assets ...............................................    $ 1,738,651     $   1,756,843
                                                                     ===========     =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable and accrued liabilities ........................    $    70,192     $      64,485
Debt in default(3) ..............................................         74,218            74,112
Other current liabilities .......................................         71,887            68,952
                                                                     -----------     -------------
     Total current liabilities not subject to compromise ........        216,297           207,549
Other long-term liabilities .....................................         57,697            55,157
                                                                     -----------     -------------
     Total liabilities not subject to compromise ................        273,994           262,706
Liabilities subject to compromise(4) ............................      2,386,432         2,387,493
Stockholders' deficit:
  Common stock ..................................................              6                 6
  Additional paid-in capital ....................................      1,155,528         1,156,410
  Unearned stock-based compensation .............................           (193)             (421)
  Accumulated deficit ...........................................     (2,076,461)       (2,048,431)
  Accumulated other comprehensive loss ..........................           (655)             (920)
                                                                     -----------     -------------
     Total stockholders' deficit ................................       (921,775)         (893,356)
                                                                     -----------     -------------
     Total liabilities and stockholders' deficit ................    $ 1,738,651     $   1,756,843
                                                                     ===========     =============

Leap Reports Results for First Fiscal Quarter of 2004               Page 7 of 14

(LEAP LOGO)

                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                    -------------------------
                                                                       2004           2003
                                                                    ----------     ----------
Revenues:
  Service revenues .............................................    $  169,051     $  160,648
  Equipment revenues ...........................................        37,771         23,199
                                                                    ----------     ----------
         Total revenues ........................................       206,822        183,847
Operating expenses:
  Cost of service (exclusive of items shown separately below)...       (48,000)       (52,748)
  Cost of equipment ............................................       (43,755)       (42,440)
  Selling and marketing ........................................       (23,253)       (21,265)
  General and administrative ...................................       (38,610)       (47,414)
  Depreciation and amortization ................................       (75,461)       (76,615)
  Impairment of long-lived assets ..............................            --         (8,725)
                                                                    ----------     ----------
         Total operating expenses ..............................      (229,079)      (249,207)
Gains on sale of wireless licenses .............................            --          1,472
                                                                    ----------     ----------
  Operating loss ...............................................       (22,257)       (63,888)
Interest income ................................................            --            694
Interest expense ...............................................        (1,823)       (68,147)
Other income (expense), net ....................................            19           (268)
                                                                    ----------     ----------
Loss before reorganization items and income taxes ..............       (24,061)      (131,609)
Reorganization items, net(5) ...................................        (2,025)            --
                                                                    ----------     ----------
Loss before income taxes .......................................       (26,086)      (131,609)
Income taxes ...................................................        (1,944)        (1,929)
                                                                    ----------     ----------
         Net loss ..............................................    $  (28,030)    $ (133,538)
                                                                    ==========     ==========

Basic and diluted net loss per common share ....................    $    (0.48)    $    (2.28)
                                                                    ==========     ==========
Shares used in per share calculations:
  Basic and diluted ............................................        58,645         58,594
                                                                    ==========     ==========

Leap Reports Results for First Fiscal Quarter of 2004               Page 8 of 14

(LEAP LOGO)

                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                             THREE MONTHS ENDED,
                                                                  MARCH 31,
                                                          -------------------------
                                                             2004           2003
                                                          ----------     ----------
Operating activities:
   Net cash provided by operating activities ........     $   40,760     $   29,181
                                                          ----------     ----------

Investing activities:
  Purchase of property and equipment ................        (16,157)        (4,222)
  Net proceeds from sale of wireless licenses .......             --          1,472
  Purchase of investments ...........................        (33,651)       (22,440)
  Sale and maturity of investments ..................         16,850         25,254
  Restricted cash equivalents and investments, net...          2,600           (281)
                                                          ----------     ----------
         Net cash used in investing activities ......        (30,358)          (217)
                                                          ----------     ----------

Financing activities:
  Repayment of notes payable ........................             --         (4,365)
                                                          ----------     ----------
         Net cash used in financing activities ......             --         (4,365)
                                                          ----------     ----------

Net increase in cash and cash equivalents ...........         10,402         24,599
Cash and cash equivalents at beginning of period ....         84,070        100,860
                                                          ----------     ----------

Cash and cash equivalents at end of period ..........     $   94,472     $  125,459
                                                          ==========     ==========

Leap Reports Results for First Fiscal Quarter of 2004               Page 9 of 14

(LEAP LOGO)

                        LEAP WIRELESS INTERNATIONAL, INC.
                             (DEBTORS-IN-POSSESSION)
                     SCHEDULE OF SELECTED OPERATING METRICS
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                 MARCH 31,
                                                         -------------------------
                                                            2004           2003
                                                         ----------     ----------
Gross additions ...................................         206,941        185,388
Net additions .....................................          65,691          1,357
End of period customers ...........................       1,538,231      1,513,477
Churn(6) ..........................................             3.1%           4.1%
ARPU(7) (9) .......................................      $    37.45     $    35.12
CPGA(8) (9) .......................................      $      124     $      177
CCU(10) ...........................................      $    20.08     $    23.76
Covered POPs (estimate, in millions)(11) ..........            25.9           25.5
Average minutes of use per customer per month .....           1,500          1,350
Consolidated EBITDA (in thousands)(12) ............      $   51,198     $   12,459
Capital expenditures for property and equipment....      $   16,157     $    4,222

Leap Reports Results for First Fiscal Quarter of 2004              Page 10 of 14

(LEAP LOGO)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Pursuant to the Plan of Reorganization, the Company and the informal committee of Cricket's senior secured vendor debtholders agreed to establish a reserve at Cricket in the amount of $70.1 million to satisfy allowed administrative claims and allowed priority claims against Cricket and the related subsidiaries of Cricket and Leap that hold assets that are either used in the Cricket business or pledged under the senior secured vendor credit facilities, collectively referred to as "the Cricket Companies," through the effective date of the Plan of Reorganization. As of March 31, 2004, approximately $30 million remained in this reserve, which was included in restricted cash, cash equivalents and short-term investments in the condensed consolidated financial statements. In addition, at March 31, 2004, Leap had $12.9 million of cash, cash equivalents and short-term investments, all of which were classified as restricted in the condensed consolidated financial statements.

(2) During the fourth quarter of 2003, Leap transferred $67.8 million to the Leap Creditor Trust. The amount transferred has been classified as an asset in the Company's condensed consolidated financial statements because it generally will be used to discharge general unsecured claims against Leap. In March 2004, Leap transferred an additional $990,000 to the Leap Creditor Trust in connection with the agreement of the informal committee of Cricket's senior secured vendor debt holders that Cricket would pay 100% of the success fee payable to the debtors' financial advisor upon the debtors' emergence from bankruptcy.

(3) The Company has classified the principal and accrued interest balances outstanding for U.S. government financing as a short-term obligation in the condensed consolidated balance sheets as of March 31, 2004 and December 31, 2003, as a result of its Chapter 11 filing in April 2003, which constituted an event of default of the underlying agreements.

(4) Liabilities subject to compromise refer to liabilities of the Company incurred prior to the Petition Date that are with unrelated parties. Substantially all of the Company's pre-petition liabilities, other than principal and accrued interest payable to the FCC, have been classified as liabilities subject to compromise in the condensed consolidated balance sheets. Adjustments to the liabilities subject to compromise may result from negotiations, actions of the Bankruptcy Court, rejection of executory contracts including leases, implementation of the Plan of Reorganization, or other events.

(5) Reorganization items represent amounts incurred by the Company as a direct result of the Chapter 11 filings and are presented separately in the condensed consolidated statements of operations. For the three months ended March 31, 2004, reorganization items primarily consisted of professional fees for legal, financial advisory and valuation services directly associated with the Company's Chapter 11 filings and reorganization process.

Leap Reports Results for First Fiscal Quarter of 2004              Page 11 of 14

(LEAP LOGO)

DEFINITION OF TERMS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(6) Churn, an industry metric that measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless providers.

(7) ARPU is an industry metric that measures service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless providers.

(8) CPGA is an industry metric that represents selling and marketing costs and the loss on sale of handsets (generally defined as cost of equipment less equipment revenue), excluding costs unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. Costs unrelated to initial customer acquisition include the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs relating to handsets). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless providers.

Leap Reports Results for First Fiscal Quarter of 2004              Page 12 of 14

(LEAP LOGO)

         The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (in thousands, except gross additions and CPGA):

                                                                     THREE MONTHS ENDED,
                                                                          MARCH 31,
                                                                  -------------------------
                                                                     2004           2003
                                                                  ----------     ----------
Selling and marketing expense ................................        23,253     $   21,265
  Plus cost of equipment .....................................        43,755         42,440
  Less equipment revenue .....................................       (37,771)       (23,199)
  Less net loss on equipment transactions unrelated to initial
  customer acquisition .......................................        (3,667)        (7,627)
                                                                  ----------     ----------
    Total costs used in the calculation of CPGA ..............    $   25,570     $   32,879
Gross additions ..............................................       206,941        185,388
                                                                  ----------     ----------
CPGA .........................................................    $      124     $      177
                                                                  ==========     ==========

(9) The Company adopted Emerging Issues Task Force (EITF) Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" on July 1, 2003. Prior to the adoption of EITF Issue No. 00-21, activation fees were included in ARPU as service revenue and deferred over the estimated customer relationship period. Upon the adoption of EITF Issue No. 00-21, we began recognizing activation fees immediately as equipment revenue, which reduced ARPU and CPGA by $0.75 and $28, respectively, for the three months ended March 31, 2004, compared to the ARPU and CPGA results that would have been reflected if EITF Issue No. 00-21 had not been adopted.

(10) CCU is an industry metric that measures cost of service, general and administrative costs, gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs relating to handsets), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers.

         The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (in thousands, except weighted-average customers and CCU):

Leap Reports Results for First Fiscal Quarter of 2004              Page 13 of 14

(LEAP LOGO)

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                  ------------------------
                                                                     2004          2003
                                                                  ----------    ----------
Cost of service ..............................................    $   48,000    $   52,748
  Plus general and administrative expense ....................        38,610        47,414
  Plus net loss on equipment transactions unrelated to initial
  customer acquisition .......................................         3,667         7,627
                                                                  ----------    ----------
    Total costs used in the calculation of CCU ...............    $   90,277    $  107,789
Weighted-average customers ...................................     1,498,449     1,512,043
                                                                  ----------    ----------
CCU ..........................................................    $    20.08    $    23.76
                                                                  ==========    ==========

(11) Covered POPs represent the number of residents covered by our networks. The number of residents covered by our networks does not represent the number of wireless customers that we serve or expect to serve in our Cricket markets.

(12) Consolidated EBITDA represents net income (loss) before income taxes, interest expense, interest income, depreciation, and amortization. We present consolidated EBITDA as a supplemental performance measure because management believes it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of fixed assets (affecting relative depreciation expenses). While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because consolidated EBITDA facilitates internal comparisons of our historical operating performance, management also uses consolidated EBITDA for business planning purposes and in measuring our performance relative to that of our competitors. Also, a substantial portion of the bonuses paid to our employees under the Company's bonus plan is based on the Company's achieving consolidated EBITDA targets. In addition, we believe that consolidated EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry. Consolidated EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

-        it does not reflect our expenditures for capital expenditures;

- although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and consolidated EBITDA does not reflect cash requirements for such replacements;

- it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

- it does not reflect expenses incurred for the payment of income taxes and other taxes; and

- other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Leap Reports Results for First Fiscal Quarter of 2004              Page 14 of 14

(LEAP LOGO)

                  Management compensates for these limitations by relying on our GAAP results and using consolidated EBITDA only supplementally.

                  The reconciliation of consolidated EBITDA to net income
                  (loss), the most directly comparable GAAP financial measure, is provided below:

                                               THREE MONTHS ENDED,
                                                    MARCH 31,
                                            -------------------------
                                               2004           2003
                                            ----------     ----------
Consolidated net loss .................     $  (28,030)    $ (133,538)
  Plus income taxes ...................          1,944          1,929
  Plus interest expense ...............          1,823         68,147
  Less interest income ................             --           (694)
  Plus depreciation and amortization...         75,461         76,615
                                            ----------     ----------
 Consolidated EBITDA ..................     $   51,198     $   12,459
                                            ==========     ==========

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